UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2018

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4040 Broadway, Suite 425, San Antonio, Texas 78209

(Address of principal executive offices)

(713) 528-1881

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on January 9, 2018, the Board of Directors of Camber Energy, Inc. (“we”, “us” or the “Company”) removed the “Interim” designation on Mr. Richard N. Azar II’s title as Chief Executive Officer of the Company and appointed him as the Chief Executive Officer and Secretary of the Company. On the same date, the Board of Directors re-appointed Mr. Robert Schleizer as the Chief Financial Officer of the Company and also appointed Mr. Schleizer as Treasurer of the Company.

The Board of Directors further appointed Mr. Donnie B. Seay, the only independent member of the Company’s Board of Directors, as Chairman and sole member of the Company’s Audit Committee; Compensation Committee; and Nominating and Governance Committee.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 9, 2018, the Company held its 2018 Annual Meeting of Stockholders (the “Meeting”). At the Meeting, an aggregate of 40,624,747 shares of voting stock, or 56.6% of our 71,768,819 total outstanding voting shares as of November 24, 2017, the record date for the Meeting (the “Record Date”), were present at or were voted at the Meeting, constituting a quorum. The following proposals were voted on at the Meeting (as described in greater detail in the Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on November 29, 2017 (the “Proxy”)), with the results of such voting as set forth below. Capitalized terms have the meanings given to such terms in the Proxy and this Form 8-K should be read in connection with the Proxy.

Proposal 1	For	Withhold
Election of Directors:
Richard N. Azar II	39,759,612.72	861,934.20
Robert Schleizer	39,736,977.72	887,769.20
Donnie B. Seay	39,738,215.00	886,531.92

Proposal 2	For	Against	Abstain*
Amend the Company’s Articles of Incorporation to increase the number of our authorized shares of common stock from 200,000,000 to 500,000,000 (the “Amendment”).	38,145,650.00	2,470,326.92	8,770.00

Proposal 3	For	Against	Abstain*
Authorize the Board to effect a reverse stock split of our outstanding common stock in a ratio of between one-for-ten and one-for-fifty, in their sole discretion, without further stockholder approval, by amending the Company’s Articles of Incorporation, at any time prior to the earlier of (a) the one year anniversary of the Meeting; and (b) the date of our 2019 annual meeting of stockholders, provided that all fractional shares as a result of the split shall be automatically rounded up to the next whole share.	38,109,406.00	2,511,810.92	3,530.00

Proposal 4	For	Against	Abstain*
Approval of the issuance of such number of shares of common stock exceeding 19.99% of our outstanding common stock, issuable upon conversion of the 1,684 shares of Series C Preferred Stock, including shares issuable for dividends and conversion premiums thereon, sold and agreed to be sold pursuant to that certain Stock Purchase Agreement dated October 5, 2017, and to approve the terms of such October 2017 Purchase Agreement.	38,261,639.00	2,245,172.92	117,935.00

Proposal 5	For	Against	Abstain*
Approval of the issuance of 120,000 shares of common stock to our former CEO as part of a Severance Agreement and Release.	26,596,984.00	13,852,631.92	175,131.00

Proposal 6	For	Against	Abstain*
Ratification of the appointment of GBH CPAs, PC as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2018.	39,742,531.92	689,161.00	193,054.00

Proposal 7	For	Against	Abstain*
Authorize our Board, in its discretion, to adjourn the annual meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above at the time of the annual meeting.	38,845,956.00	1,630,248.92	148,542.00

* There were no Broker Non-Votes on these proposals.

As such, each of the three (3) director nominees were duly appointed to the Board of Directors by a plurality of the votes cast (there was no solicitation in opposition to management’s nominees as listed in the proxy statement), each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal; proposals 4 through 7, which each required the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote, were validly approved by the Company’s stockholders; and proposals 2 and 3, which required the affirmative vote of a majority of the shares entitled to vote at the Meeting, were each validly approved by the Company’s stockholders.

The Company plans to file the Amendment shortly after the date of this Report.

Item 7.01 Regulation FD Disclosure.

On January 10, 2018, the Company issued a press release announcing the results of the Meeting. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01 and in Exhibit 99.1 attached to this report is being furnished to the Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
99.1**	Press Release dated January 10, 2018

**Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

By: /s/ Richard N. Azar II
Name:	Richard N. Azar II
Title:	Chief Executive Officer

Date: January 10, 2018

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1**	Press Release dated January 10, 2018

**Furnished herewith.